As filed with the Securities and Exchange Commission on July 26, 2012
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0833098 (I.R.S. Employer Identification No.)
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
(Address of principal executive offices, including zip code)

Holly Energy Partners, L.P. Long-Term Incentive Plan
(Full title of the plan)

Denise C. McWatters
Vice President, General Counsel and Secretary
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
(214) 871-3555
(Name, address, including zip code, and telephone number, including area code, of agent for service)
copy to:
Shane M. Tucker
Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
(214) 220-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer   ☒     Accelerated filer   ☐ Non-accelerated filer   ☐ Smaller Reporting Company   ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Units, representing limited partner interests	1,000,000 units (1)	$61.42	$61,420,000	$7,038.74
(1)      Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any of the Registrant’s additional common units (“Common Units”) that become issuable under the Holly Energy Partners, L.P. Long-Term Incentive Plan, as amended from time to time (the “Plan”), pursuant to the antidilution provisions of the Plan.
(2)     Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The maximum offering price per unit and the maximum aggregate offering price are based on a price of $61.42 per unit, which is the average of the high and low trading prices of the Registrant’s Common Units reported on the New York Stock Exchange on July 23, 2012.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement (“Registration Statement”) is being filed in accordance with General Instruction E to Form S-8 to register 1,000,000 additional Common Units of Holly Energy Partners, L.P., a Delaware limited partnership (the “Registrant”), that may be issued under the Plan. The contents of the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2006 (File No. 333-134784) is incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 6.    Indemnification of Directors and Officers.

Section 7.7 of the Registrant’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) provides that the Registrant will indemnify (1) HEP Logistics Holdings, L.P., its general partner (the “General Partner”), (2) Holly Logistic Services, L.L.C., the general partner of its General Partner (“Holly GP”), (3) any departing general partner of the Registrant (a “Departing GP”), (4) any affiliate of the General Partner, Holly GP, or a Departing GP, (5) any director, officer, partner, member, fiduciary or trustee of the General Partner, Holly GP, or a Departing GP, (6) any person who is or was serving at the request of the General Partner, Holly GP, or a Departing GP or any affiliate of the General Partner, Holly GP, or a Departing GP as an officer, director, member, partner, fiduciary or trustee of another person (provided, that that person shall not be an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), and (7) any person the General Partner designates as an indemnitee for purposes of the Partnership Agreement to the fullest extent permitted by law (subject to the limitations expressed in the Partnership Agreement) against liabilities, costs, and expenses incurred by the General Partner, Holly GP, a Departing GP, or any other person described above. The indemnitee must not have acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that his or her conduct was unlawful. Thus, the General Partner, Holly GP, a Departing GP or the other persons indicated above could be indemnified for negligent acts if they acted in good faith and in a manner reasonably believed to be in (or, in the case of a person other than the General Partner, not opposed to) the best interests of the Registrant.

Any indemnification described above will only be made out of the assets of the Registrant. Unless the General Partner otherwise agrees, in its sole discretion, the General Partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to the Registrant to enable it to effectuate, indemnification.

The Registrant has entered into indemnification agreements with certain officers and each director (the “Indemnitees”) of Holly GP. Each indemnification agreement generally requires the Registrant to indemnify each Indemnitee for liabilities incurred to the fullest extent permitted by applicable law. Also, as permitted under applicable law, the indemnification agreements require the Registrant to advance reasonable expenses in defending any action provided that the Indemnitee shall reimburse the Registrant for the amounts if the Indemnitee ultimately is determined not to be entitled to indemnification from the Registrant. The Registrant will also indemnify each Indemnitee for costs and expenses in any action to establish Indemnitee’s right to indemnification, whether or not Indemnitee ultimately prevails, subject to certain exceptions. In general, the disinterested directors on the board of directors of Holly GP have the authority to determine each Indemnitee’s right to indemnification. However, such determination may also be made by independent legal counsel if (i) there are no disinterested directors on the board of directors of Holly GP, (ii) the board of directors of Holly GP so elects or (iii) a change in control or potential change in control has occurred and Indemnitee so elects. The indemnification agreements require, subject to certain exceptions, that each Indemnitee be covered by any insurance policy providing for directors’ and officers’ liability insurance coverage maintained by the Registrant or Holly GP to the extent coverage for such Indemnitee under such policy is available on commercially reasonable terms. The indemnification agreements also limit the period in which the Registrant can bring an action against the Indemnitee to two years, subject to certain exceptions.

Subject to any terms, conditions, or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. In accordance with the Partnership Agreement, the Registrant may purchase and maintain insurance against liabilities asserted against, and expenses incurred by, a person in connection with the Registrant’s activities, regardless of whether the Registrant would have the power to indemnify the person against liabilities under the Partnership Agreement.

  Item 8.    Exhibits.

Exhibit Number	Description
4.1
Certificate of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form S-1 (File No. 333-113588) on March 15, 2004 and incorporated herein by reference.

4.2
First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-32225) for the fiscal quarter ended June 30, 2004 and incorporated herein by reference.

4.3
Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 3.1 to the Registrant's Form 8-K (File No. 001-32225) on March 4, 2005 and incorporated herein by reference.

4.4
Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-32225) on July 12, 2005 and incorporated herein by reference.

4.5
Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 4.1 to the Registrant’s Form 8-K (File No. 001-32225) on April 15, 2008 and incorporated herein by reference.

4.6
Limited Partial Waiver of Incentive Distribution Rights under the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated as of July 12, 2012, previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-32225) on July 12, 2012 and incorporated herein by reference.

4.7
Holly Energy Partners, L.P. Long-Term Incentive Plan (as amended and restated effective February 10, 2012) previously filed with the Commission as Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-32225) on April 30, 2012 and incorporated herein by reference.

4.8
Form of Director Restricted Unit Agreement under the Holly Energy Partners, L.P., Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-32225) on November 15, 2004 and incorporated herein by reference.

4.9
Form of Employee Restricted Unit Agreement under the Holly Energy Partners, L.P., Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.2 to the Registrant’s Form 8-K (File No. 001-32225) on November 15, 2004 and incorporated herein by reference

4.1
Form of Restricted Unit Agreement (without performance vesting) under the Holly Energy Partners, L.P., Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.2 to the Registrant’s Form 8-K (File No. 001-32225) on August 8, 2005 and incorporated herein by reference.

4.11
Form of Performance Unit Agreement under the Holly Energy Partners, L.P., Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-32225) for the fiscal quarter ended June 30, 2010 and incorporated herein by reference.

5.1*	Opinion of Vinson & Elkins LLP.

23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Ernst & Young LLP (independent registered public accounting firm).

24.1*	Power of Attorney (included on the signature pages hereto).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 26th day of July, 2012.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Matthew P. Clifton
Chairman of the Board of Directors, Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints [Matthew P. Clifton] acting alone, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Matthew P. Clifton Matthew P. Clifton	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	July 26, 2012

/s/ Bruce R. Shaw Bruce R. Shaw	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 26, 2012

/s/ Scott C. Surplus Scott C. Surplus	Vice President and Controller (Principal Accounting Officer)	July 26, 2012

/s/ Charles M. Darling, IV Charles M. Darling, IV	Director	July 26, 2012

/s/ William J. Gray William J. Gray	Director	July 26, 2012

/s/ Michael C. Jennings Michael C. Jennings	Director	July 26, 2012

/s/ Jerry W. Pinkerton Jerry W. Pinkerton	Director	July 26, 2012

/s/ P. Dean Ridenour P. Dean Ridenour	Director	July 26, 2012

/s/ William P. Stengel William P. Stengel	Director	July 26, 2012

/s/ James G. Townsend James G. Townsend	Director	July 26, 2012

INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Certificate of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form S-1 (File No. 333-113588) on March 15, 2004 and incorporated herein by reference.

4.2
First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-32225) for the fiscal quarter ended June 30, 2004 and incorporated herein by reference.

4.3
Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 3.1 to the Registrant's Form 8-K (File No. 001-32225) on March 4, 2005 and incorporated herein by reference.

4.4
Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-32225) on July 12, 2005 and incorporated herein by reference.

4.5
Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 4.1 to the Registrant’s Form 8-K (File No. 001-32225) on April 15, 2008 and incorporated herein by reference.

4.6
Limited Partial Waiver of Incentive Distribution Rights under the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated as of July 12, 2012, previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-32225) on July 12, 2012 and incorporated herein by reference.

4.7
Holly Energy Partners, L.P. Long-Term Incentive Plan (as amended and restated effective February 10, 2012) previously filed with the Commission as Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-32225) on April 30, 2012 and incorporated herein by reference.

4.8
Form of Director Restricted Unit Agreement under the Holly Energy Partners, L.P., Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-32225) on November 15, 2004 and incorporated herein by reference.

4.9
Form of Employee Restricted Unit Agreement under the Holly Energy Partners, L.P., Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.2 to the Registrant’s Form 8-K (File No. 001-32225) on November 15, 2004 and incorporated herein by reference

4.1
Form of Restricted Unit Agreement (without performance vesting) under the Holly Energy Partners, L.P., Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.2 to the Registrant’s Form 8-K (File No. 001-32225) on August 8, 2005 and incorporated herein by reference.

4.11
Form of Performance Unit Agreement under the Holly Energy Partners, L.P., Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-32225) for the fiscal quarter ended June 30, 2010 and incorporated herein by reference.

5.1*	Opinion of Vinson & Elkins LLP.

23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).
23.2*	Consent of Ernst & Young LLP (independent registered public accounting firm).
24.1*	Power of Attorney (included on the signature pages hereto).

*Filed herewith